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                                                                    EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of St. Joseph Capital Corporation on Form S-8 relative to the St. Joseph Capital Bank 401(k) Plan, of our report dated June 5, 1996 on the financial statements of St. Joseph Capital Corporation as of May 31, 1996 and for the period from February 29, 1996 (date of inception) through May 31 1996.



                                             Crowe, Chizek and Company LLP


     South Bend, Indiana
     October 28, 1996